UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 26, 2016

Concurrent Computer Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37706	04-2735766
(State or Other	(Commission	(IRS Employer
Jurisdiction	File Number)	Identification Number)
of Incorporation)

4375 River Green Parkway, Suite 100, Duluth, Georgia	30096
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (678) 258-4000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On October 26, 2016, we held our Annual Meeting of Stockholders. Proxies for the meeting were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934. There were 9,624,740 shares of common stock entitled to vote and 8,630,026 shares voted at the meeting. The following matters were submitted to a vote of our stockholders.

Election of Directors: The stockholders re-elected each of the seven nominees to serve as directors. Votes regarding the election of seven directors to serve until the next Annual Meeting of Stockholders in 2017 were as follows:

Name	For	Abstained	Broker Non-Vote
Wayne Barr, Jr.	5,835,505	311,791	2,482,730
Charles Blackmon	5,667,270	480,026	2,482,730
Derek J. Elder	5,688,345	458,951	2,482,730
Larry L. Enterline	5,666,875	480,421	2,482,730
Steve G. Nussrallah	5,641,047	506,249	2,482,730
Robert M. Pons	5,766,000	381,296	2,482,730
Dilip Singh	5,766,573	380,723	2,482,730

Ratification of Accountants: The stockholders ratified the appointment of Deloitte & Touche LLP as our independent registered public accountants for the year ending June 30, 2017. The following sets forth the results of the voting with respect to this proposal:

For	Against	Abstained	Broker Non-Vote
8,434,255	178,176	17,595	-

Say on Pay: The stockholders approved, on an advisory basis, the compensation of Concurrent’s named executive officers, as disclosed in Concurrent’s proxy statement under the heading “Compensation Discussion and Analysis,” the Summary Compensation Table, and the related compensation tables, notes, and narratives. The following sets forth the results of the voting with respect to this proposal:

For	Against	Abstained	Broker Non-Vote
5,084,039	966,946	96,311	2,482,730

Charter Amendment: The stockholders approved an amendment to our Restated Certificate of Incorporation to add a new Article Twelfth to impose transfer restrictions and prevent, subject to limitations, transfers of our common stock if the transfer results in a stockholder owning 5% or more of the outstanding common stock. The following sets forth the results of the voting with respect to this proposal:

For	Against	Abstained	Broker Non-Vote
8,178,901	271,191	179,934	-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCURRENT COMPUTER CORPORATION
(Registrant)

Dated: October 27, 2016	By:	/s/ Emory O. Berry
Emory O. Berry
Chief Financial Officer and EVP of Operations